UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2000

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

On July 27, 2000, the Company issued a press release announcing a global settlement agreement entered into with Novartis AG and Novartis Pharmaceuticals Corporation with respect to the patent infringement lawsuits filed against SangStat in the US and UK regarding SangCya® Oral Solution, USP [MODIFIED] as well as the counterclaim SangStat filed against Novartis Pharmaceuticals Corporation in the US. As part of the settlement agreement, the parties have also entered into a global licensing agreement for SangCya Oral Solution.

The foregoing is discussed in greater detail in the Company's press release, a copy of which is filed herewith as exhibit 99.1

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits

Exhibit No	Description
99.1	Press release dated July 27, 2000

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 2, 2000

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No	Description
99.1	Press release dated July 27, 2000